Exhibit 99.1

AITX's RAD Adds 12 More RIO Minis at Massive Construction Site

Deployment Operates Without Traditional Guarding Services as SARA Handles Detection, Investigation, and Escalation

Detroit, Michigan, May 26, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that an existing construction industry client has ordered 12 additional RIO™ Mini autonomous solar powered security trailers, each equipped with a SARA™ (Speaking Autonomous Responsive Agent) license, to secure approximately 20 acres of nearby material storage supporting a major data center construction project.

Artist’s depiction of a RAD RIO Mini solar powered security trailer deployed at a large scale data center construction site.

What makes this deployment particularly notable is that the client does not contract with traditional guarding companies for the protection of the project site or material storage areas, instead relying on RAD's autonomous security ecosystem to detect, investigate, deter, and escalate security events. When unusual activity is identified, RIO Mini initiates engagement with SARA, which autonomously evaluates the situation, can issue live deterrence announcements, and notifies designated stakeholders when intervention or awareness is required.

The additional RIO Mini units are expected to secure high value construction materials and equipment stored across multiple outdoor staging areas associated with the data center project. RAD believes the continued expansion of the deployment reflects growing confidence in autonomous security operations within industries where large perimeters, valuable assets, and around the clock activity have traditionally required significant guarding resources.

"We continue to see the construction sector emerge as one of the strongest adopters of autonomous security technologies," said Troy McCanna, Chief Revenue and Chief Security Officer at RAD. "These environments are large, active, constantly changing, and often filled with valuable equipment and materials that require continuous awareness and rapid response. As deployments scale, customers are recognizing that autonomous security operations can deliver consistency, visibility, and responsiveness across sites where traditional approaches can become difficult and expensive to manage."

"We believe one of the strongest indicators of long-term customer value is expansion within existing deployments," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "When a client grows from an initial deployment to 42 devices at a single project site while relying entirely on RIO and SARA, it demonstrates both the operational value of the solution and the strength of the recurring revenue model supporting our business."

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/